Gas Project Cooperation Agreement

Party A: Nanjing Huazhongyun management partnership (limited partnership)

Party B: JiaLiJia Group Corporation LTD

In view of the fact that:

1. Party A is Nanjing Huazhongyun management partnership (limited partnership), which was established on December 15, 2018.

2. Party B is JiaLiJia Group Corporation LTD., which is registered in Nevada, USA [the trading code of the company in the OTCQB trading system of NASDAQ stock market is RZZN].

Through friendly consultation, party A and party B have reached the following agreement:

I. Equity Replacement

Party A shall exchange 40% of the general partnership shares of Nanjing Huazhong cloud management partnership (limited partnership) controlled by party A with Party B through JiaLiJia Group Corporation LTD that hold RZZN in Hong Kong for its 25% equity.

II. Regulation Compliance

This agreement shall be governed by the laws of China and shall be governed by the courts of China. Any provision not comply with Chinese law or/and Chinese jurisdiction shall be null and void.

III. Liability for breach contract

Both parties shall abide by and perform this agreement, and shall ensure each party’s rights and obligations agreed herein are actually realized and enjoyed by the both parties by using their control over the company or enterprise. Otherwise, the party who breach the contract shall be liable to the other party.

IV. Dispute resolution

Any dispute arising out of this agreement shall be settled by both parties through negotiation. If no agreement can be reached through negotiation, either party may file a lawsuit with the Chinese court to settle the case.

V. Supplementary provisions

1. Prior to the signing of this agreement, if any content negotiated by both parties is in conflict with this agreement, this agreement shall prevail. Issues not covered herein shall be settled by both parties through negotiation. Both parties may sign additional agreement, which shall have the same legal effect as this agreement, to supplement this agreement.

2. This agreement is made in four copies, with each party holding two copies. It shall come into force upon being signed by both parties.

Party A (signature) : party B (signature) :

Location: Shenzhen, China Time: 12/15/2018